                                                                    EXHIBIT 23.1

                                            [Comiskey & Company Letterhead Here]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement on Form S-8 of Raptor Networks Technology, Inc. of our Report of Independent Registered Public Accounting Firm dated March 17, 2007, on our audits of the consolidated financial statements and financial statement schedules of Raptor Networks Technology, Inc. for the years ended December 31, 2005 and 2006, which report appears in the annual report on Form 10-KSB. We also consent to the filing of this consent as an exhibit to the Registration Statement.



Denver, Colorado
May 11, 2007
                                                        /s/ Comiskey & Company
                                                        Professional Corporation





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